Exhibit 99.1

SeaChange International Reports Fiscal First Quarter 2022 Financial Results

Boston, MA – June 10, 2021 – SeaChange International, Inc. (NASDAQ: SEAC), a leading provider of video delivery platforms, today reported financial and operational results for the fiscal first quarter ended April 30, 2021.

Fiscal First Quarter 2022 and Recent Highlights

•	Implemented and began executing a multi-phased strategic roadmap designed to increase scale, capture market share, and create even greater value for both our customers and shareholders.
•	Launched a new product marketing strategy focused on three product platforms: Cable Video Delivery Platform, OTT Streaming Platform, and Advanced Advertising Platform.
•	Strong balance sheet with $21.3 million in cash and cash equivalents.
•	Operating expenses decreased 9% in the fiscal first quarter of 2022 compared to fiscal fourth quarter of 2021 due to ongoing efficiency measures.

Management Commentary

“During the fiscal first quarter, we successfully completed the initial phase of our strategic roadmap, which has optimized our operations, solidified our financial foundation, and positioned us to drive scale, capture market share and create even greater value for both our customers and shareholders,” said Robert Pons, SeaChange’s Executive Chairman. “The initial phase of our plan involved refining our growth strategy and technology positioning to capitalize on the explosive growth in video streaming, a market that industry analysts expect to surpass $140 billion in annual revenues by 2026. SeaChange’s turnkey enablement platform and advertising insertion technology provides us with a distinct competitive advantage and gives us confidence in our ability to capitalize on streaming industry growth. We are actively marketing our OTT Streaming Platform to cable operators and content owners globally, including film and TV producers, who are looking to launch their own streaming channels and platforms. A major part of our success is expected to come through strategic partners who recognize the value of SeaChange’s ‘full stack’ streaming enablement platform to seamlessly launch a new streaming service.

“SeaChange sits at the epicenter of the video industry’s transformation to OTT video streaming services and delivery to the billions of end users globally. Our favorable competitive positioning, robust market dynamics, and performance thus far gives us confidence that fiscal 2022 will be a year of growth and transformation. Longer term, we expect that the successful execution of our strategic roadmap will translate to sustainable growth and consistent profitability in the years ahead.”

Fiscal First Quarter 2022 Financial Results

•

Total revenue was $5.1 million, compared to $5.1 million in the fourth quarter of fiscal 2021. Product revenue was $1.6 million (or 32% of total revenue), an improvement compared to $1.4 million (or 27% of total revenue) in the fourth quarter of fiscal 2021. Service revenue was $3.4 million (or 68% of total revenue) compared to $3.7 million (or 73% of total revenue) in the fourth quarter of fiscal 2021.
•	Revenue backlog at quarter end remained strong at $20.1 million.
•	Gross profit was $2.8 million (or 56% of total revenue), compared to $2.8 million (or 55% of total revenue) in the fourth quarter of fiscal 2021.
•	Total operating expenses decreased to $6.6 million compared to $7.3 million in the fourth quarter of fiscal 2021.
•	GAAP loss from operations totaled $3.8 million, an improvement compared to a GAAP loss from operations of $4.4 million in the fourth quarter of fiscal 2021.
•	GAAP net loss totaled $4.1 million, or $(0.10) per basic share, an improvement from GAAP net loss $4.4 million, or $(0.12) per basic share, in the fourth quarter of fiscal 2021.

•

Non-GAAP loss from operations totaled $2.8 million, or $(0.07) per basic share, an improvement from non-GAAP loss from operations of $3.5 million, or $(0.09) per basic share, in the fourth quarter of fiscal 2021.

Conference Call

SeaChange will host a conference call today (June 10, 2021) at 5:00 p.m. Eastern time (2:00 p.m. Pacific time) to discuss these results.

SeaChange executive management will host the call, followed by a question-and-answer period.

U.S. dial-in number: 877-407-8037

International number: 201-689-8037

Meeting Number: 13720348

Please call the conference telephone number approximately 10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Gateway Investor Relations at 949-574-3860.

The conference call will be broadcast live and available for replay here and via the investor relations section of SeaChange’s website.

About SeaChange International, Inc.

SeaChange International (NASDAQ: SEAC) powers hundreds of cloud and on-premises platforms with live TV and video on demand (VOD) for millions of end users worldwide. SeaChange's end-to-end solution enables operators and content owners to cost-effectively launch a direct-to-consumer video streaming service to manage, curate and monetize their linear and on demand content across all major device platforms such as Smart-TVs, mobile devices, and Set-Top-Boxes. A demonstration of SeaChange’s video streaming platform is available here. For more information on SeaChange, please visit www.seachange.com.

Safe Harbor Provision

Certain statements in this press release may constitute “forward-looking statements” within the meaning of the United States Private Securities Litigation Reform Act of 1995, as amended to date.

Forward-looking statements can be identified by words such as "may," "might," "will," "should," "could," "expects," "plans," "anticipates," "believes," "seeks," "intends," "estimates," "predicts," "potential" or "continue," the negative of these terms and other comparable terminology. Examples of forward-looking statements include, among others, statements we make regarding the Company’s ability to execute its strategic roadmap, capture additional market share and capitalize on the growing demand for over-the-top video streaming services globally; the Company’s ability to effectively monetize the value of its software and services; the Company’s ability to accelerate key initiatives and execute on its strategic plan in a manner that translates to sustainable growth and consistent profitability in the years ahead;; and other statements that are not purely statements of historical fact. These forward-looking statements are made on the basis of the current beliefs, expectations, and assumptions of the management of the Company and are subject to a number of known and unknown risks and significant business, economic and competitive uncertainties that could cause actual results to differ materially from what may be expressed or implied in these forward-looking statements.  Risks that could cause actual results to differ include, but are not limited to: the impact of COVID-19 on our business and the economies in which we operate; the continued spending by the Company's customers on video solutions and services and expenses we may incur in fulfilling customer arrangements; the manner in which the multiscreen video and over-the-top markets develop; the Company's ability to compete in the software marketplace; the loss of or reduction in demand, or the return of product, by one of the Company's large customers or the failure of revenue acceptance criteria in a given fiscal quarter; the cancellation or deferral of purchases of the Company's products; any decline in demand or average selling prices for our products and services; failure to achieve our financial forecasts due to inaccurate sales forecasts or other factors, including due to expenses we may incur in fulfilling customer arrangements; the impact of our cost-savings and restructuring programs; the Company's ability to manage its growth; the risks associated with international operations; the ability of the Company to use its net operating losses, including the potential impact on these losses resulting from the Coronavirus Aid, Relief, and Economic Security (CARES) Act; the impact of changes in the market on the value of our investments; changes in the regulatory environment; and other risks that are described in further detail in the Company’s reports filed from time to time with the Securities and Exchange Commission (SEC), which are available at www.sec.gov, including but not limited to, such information appearing under the caption "Risk Factors" in the Company's Annual Report on Form 10-K. Any forward-looking statements should be considered in light of those risk factors. The Company cautions readers that such forward-looking statements speak only as of the date they are made. The Company disclaims any intent or obligation to publicly update or revise any such forward-looking statements to reflect any change in Company expectations or future events, conditions or circumstances on which any such forward-looking statements may be based, or that may affect the likelihood that actual results may differ from those set forth in such forward-looking statements.

SeaChange Contact:

Matt Glover
Gateway Investor Relations
949-574-3860
SEAC@gatewayir.com

SeaChange International, Inc.

Condensed Consolidated Balance Sheets

(Unaudited, amounts in thousands)

	April 30, 2021	January 31, 2021
Assets
Cash and cash equivalents	$21,278	$5,856
Marketable securities	—	252
Accounts and other receivables, net	6,249	6,050
Unbilled receivables	14,262	15,699
Prepaid expenses and other current assets	4,427	4,372
Property and equipment, net	478	605
Goodwill and intangible assets, net	11,519	11,849
Other assets	3,805	5,725
Total assets	$62,018	$50,408
Liabilities and Stockholders' Equity
Accounts payable and other liabilities	$7,777	$10,172
Deferred revenue	5,609	5,394
Deferred tax liabilities and income taxes payable	897	888
Promissory note	2,413	2,413
Total liabilities	16,696	18,867
Total stockholders' equity	45,322	31,541
Total liabilities and stockholders' equity	$62,018	$50,408

SeaChange International, Inc.

Consolidated Statements of Operations

(Unaudited, amounts in thousands, except per share data)

	For the Three Months Ended April 30,
	2021	2020
Revenue:
Product	$1,620	$3,098
Service	3,432	3,817
Total revenue	5,052	6,915
Cost of revenue:
Product	406	1,580
Service	1,815	2,826
Total cost of revenue	2,221	4,406
Gross profit	2,831	2,509
Operating expenses:
Research and development	2,668	4,166
Selling and marketing	1,380	2,126
General and administrative	2,105	2,054
Severance and restructuring costs	484	486
Total operating expenses	6,637	8,832
Loss from operations	(3,806)	(6,323)
Other expense, net	(228)	(208)
Loss before income taxes	(4,034)	(6,531)
Income tax provision (benefit)	34	(21)
Net loss	$(4,068)	$(6,510)
Net loss per share, basic	$(0.10)	$(0.17)
Net loss per share, diluted	$(0.10)	$(0.17)
Weighted average common shares outstanding, basic	41,307	37,521
Weighted average common shares outstanding, diluted	41,307	37,521
Comprehensive loss:
Net loss	$(4,068)	$(6,510)
Other comprehensive income (loss), net of tax:
Foreign currency translation adjustment	41	(24)
Unrealized gains on marketable securities	1	9
Total other comprehensive income (loss)	42	(15)
Comprehensive loss	$(4,026)	$(6,525)

SeaChange International, Inc.

Consolidated Statements of Cash Flows

(Unaudited, amounts in thousands)

	For the Three Months Ended April 30,
	2021	2020
Cash flows from operating activities:
Net loss	$(4,068)	$(6,510)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization expense	376	357
Loss on disposal of fixed assets	77	—
Gain on write-off of operating lease right-of-use assets and liabilities related to termination	(328)	—
Change in allowance for doubtful accounts	—	(316)
Stock-based compensation expense	208	357
Realized and unrealized foreign currency transaction loss (gain)	263	(29)
Other	1	14
Changes in operating assets and liabilities:
Accounts receivable	(208)	3,111
Unbilled receivables	1,431	589
Prepaid expenses and other current assets and other assets	—	(554)
Accounts payable	34	417
Accrued expenses and other liabilities	173	(1,689)
Deferred revenue	221	(10)
Net cash used in operating activities	(1,820)	(4,263)
Cash flows from investing activities:
Purchases of property and equipment	(7)	(138)
Proceeds from sales and maturities of marketable securities	252	1,201
Net cash provided by investing activities	245	1,063
Cash flows from financing activities:
Proceeds from stock option exercises	137	119
Proceeds from employee stock purchase plan	—	18
Proceeds from issuance of common stock, net of issuance costs	17,462	—
Net cash provided by financing activities	17,599	137
Effect of exchange rate on cash, cash equivalents and restricted cash	(199)	153
Net increase (decrease) in cash, cash equivalents and restricted cash	15,825	(2,910)
Cash, cash equivalents and restricted cash at beginning of period	6,084	9,297
Cash, cash equivalents and restricted cash at end of period	$21,909	$6,387
Supplemental disclosure of cash flow information
Income taxes paid	$101	$11
Non-cash activities:
Right-of-use assets obtained in exchange for lease obligations	$—	$402

Non-GAAP Measures

We define non-GAAP loss from operations as U.S. GAAP net loss plus stock-based compensation expenses, amortization of intangible assets, severance and other restructuring costs, other expense, net, and income tax (benefit) provision. We discuss non-GAAP loss from operations, including on a per share basis, in our quarterly earnings releases and certain other communications, as we believe non-GAAP operating loss from operations is an important measure that is not calculated according to U.S. GAAP. We use non-GAAP loss from operations in internal forecasts and models when establishing internal operating budgets, supplementing the financial results and forecasts reported to our Board of Directors, determining a component of bonus compensation for executive officers and other key employees based on operating performance, and evaluating short-term and long-term operating trends in our operations. We believe that the non-GAAP loss from operations financial measure assists in providing an enhanced understanding of our underlying operational measures to manage the business, to evaluate performance compared to prior periods and the marketplace, and to establish operational goals. We believe that the non-GAAP financial adjustments are useful to investors because they allow investors to evaluate the effectiveness of the methodology and information used by management in our financial and operational decision-making.

Non-GAAP loss from operations is a non-GAAP financial measure and should not be considered in isolation or as a substitute for financial information provided in accordance with U.S. GAAP. This non-GAAP financial measure may not be computed in the same manner as similarly titled measures used by other companies. We expect to continue to incur expenses similar to the financial adjustments described above in arriving at non-GAAP loss from operations and investors should not infer from our presentation of this non-GAAP financial measure that these costs are unusual, infrequent or non-recurring. The following table includes the reconciliations of our U.S. GAAP loss from operations, the most directly comparable U.S. GAAP financial measure, to our non-GAAP loss from operations for the three months ended April 30, 2021.

SeaChange International, Inc.

Fiscal First Quarter Reconciliation of GAAP to Non-GAAP

(Unaudited, amounts in thousands, except per share data)

	For the Three Months Ended April 30,
	2021	2020
	(Amounts in thousands)
GAAP net loss	$(4,068)	$(6,510)
Other expense, net	(228)	(208)
Income tax provision (benefit)	34	(21)
GAAP loss from operations	$(3,806)	$(6,323)
Amortization of intangible assets	316	284
Stock-based compensation	208	357
Severance and restructuring costs	484	486
Non-GAAP loss from operations	$(2,798)	$(5,196)

Non-GAAP loss from operations, basic per share	(0.07)	(0.14)
Non-GAAP loss from operations, diluted per share	(0.07)	(0.14)
Weighted average common shares outstanding, basic per share	41,307	37,521
Weighted average common shares outstanding, diluted per share	41,307	37,521

SeaChange International, Inc.

Supplemental Schedule - Revenue Breakout

(Unaudited, amounts in thousands)

	Three Months Ended April 30,
	2021	2020
	(Amounts in thousands)
Product revenue:
Framework	$1,016	$968
OVP and other	604	837
Hardware	—	1,293
Total product revenue	1,620	3,098
Service revenue:
Maintenance and support	2,038	2,605
Framework and support services	939	931
Professional services and other	455	281
Total service revenue	3,432	3,817
Total revenue	$5,052	$6,915